SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             --------------------------


                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            VANGUARD WHITEHALL FUNDS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


STATE OF DELAWARE                                  SEE BELOW
---------------------------------------            ---------------------------
(STATE OF INCORPORATION OF ORGANIZATION)           (IRS EMPLOYER
                                                   IDENTIFICATION NO.)

C/O   VANGUARD WHITEHALL FUNDS
      P.O. BOX 2600                       19482
      VALLEY FORGE, PA                (ZIP CODE)
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


  Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class to be registered:         Exchange         I.R.S. Employer
                                                           Identification Number
Vanguard High Dividend Yield     American Stock Exchange              20-5596733
Index Fund

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 33-64845

     Securities to be registered pursuant to Section 12(g) of the Act: None


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 33 and 34 to the Registration Statement on Form N-1A (Securities Act file number 33-64845 and Investment Company Act file number 811-07443, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.


SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                        VANGUARD WHITEHALL FUNDS


DATE: November 13, 2006                                 By: /s/ Heidi Stam
                                                                ----------

                                                        Heidi Stam
                                                        Secretary


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